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                                                                Exhibit 99(j)(2)


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the references made to our firm under the captions "Financial Highlights" in The Munder Fund of Funds Class A and Class B Shares; The Munder Fund of Funds Class Y Shares; The Munder Equity Funds Class A, Class B, Class C, and Class II Shares; The Munder Income Funds Class A, Class B, and Class C Shares; The Munder Money Market Funds Class A, Class B, and Class C Shares; The Munder Funds Class Y Shares; and The Munder Funds Class K Shares Prospectuses and "Independent Auditors" and "Financial Statements" in The Munder Fund of Funds Statements of Additional Information; and The Munder Funds Statements of Additional Information included in Post-Effective Amendment No. 53 to Registration Statement (Form N-1A, No. 33-54748) of The Munder Funds, Inc.

We also consent to the incorporation by reference into The Munder Fund of Funds Statements of Additional Information and The Munder Funds Statements of Additional Information of our reports dated August 15, 2000 with respect to the financial statements and financial highlights of the Munder Fund of Funds, Munder Focus Growth Fund, Munder Growth Opportunities Fund, Munder Micro-Cap Equity Fund, Munder Multi-Season Growth Fund, Munder Future Technology Fund, Munder International NetNet Fund, Munder NetNet Fund, Munder Real Estate Equity Investment Fund, Munder Small-Cap Value Fund, Munder International Bond Fund, and Munder Money Market Fund portfolios of the Munder Funds, Inc., included in the annual reports of The Munder Funds.


                                              /s/ Ernst & Young
                                              ---------------------------
                                              Ernst & Young LLP


Boston, Massachusetts
October 20, 2000